SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __ )

Filed by the Registrant
[X] Filed by a Party other than the Registrant
[_] Check the appropriate box:
[_] Preliminary Proxy Statement
[_]  Confidential,  for Use of the Commission Only (as permitted by
      Rule  14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive  Additional  Materials
[_] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which the transaction applies:
         .......................................................................
        2) Aggregate number of securities to which transaction applies:
        ........................................................................
         3) Per unit price or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5) Total fee paid:
         .......................................................................
[_]      Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         .........................................................
         2) Form, Schedule or Registration Statement No.:
         .........................................................
         3) Filing Party:
         .........................................................
         4) Date Filed:
         .........................................................

                      THE DREYFUS THIRD CENTURY FUND, INC.
               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.



                NOTICE OF SPECIAL JOINT MEETINGS OF STOCKHOLDERS


To the Stockholders of
The Dreyfus Third Century Fund, Inc. and
The Dreyfus Socially Responsible Growth Fund, Inc.:

         NOTICE IS HEREBY GIVEN that Special Joint Meetings of Stockholders of The Dreyfus Third Century Fund, Inc. and The Dreyfus Socially Responsible Growth Fund, Inc. (each, a "Fund" and, collectively, the "Funds") will be held at the offices of The Dreyfus Corporation ("Dreyfus") at 200 Park Avenue, 7th Floor West, New York, New York at 10:00 a.m. on April 14, 1999 (the "Meetings"), for the purposes of considering and voting upon:

            STOCKHOLDERS OF EACH FUND VOTE SEPARATELY ON PROPOSAL 1.

         (1) A proposal to approve a new sub-investment advisory agreement between Dreyfus and NCM Capital Management Group, Inc. ("NCM"), relating to each Fund, the terms of which are identical to the terms of the current sub-investment advisory agreement between Dreyfus and NCM, relating to each Fund, in all material respects.

         (2) The transaction of such other business as may properly come before the Meetings or any adjournments thereof.

         Proposal 1 is discussed in the Combined Proxy Statement attached to this Notice. Each stockholder is invited to attend the Meetings in person. Stockholders of record at the close of business on February 3, 1999 will be entitled to receive notice of and to vote at the Meetings or any adjournments thereof.

                                                     By Order of the Boards

                                                     Secretary

Dated: February 4, 1999


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETINGS, PLEASE REVIEW THE COMBINED PROXY STATEMENT CAREFULLY, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE PROVIDED. EACH VOTE COUNTS, SO PLEASE RETURN YOUR PROXY CARD IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                      THE DREYFUS THIRD CENTURY FUND, INC.
               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

                            COMBINED PROXY STATEMENT


                     SPECIAL JOINT MEETINGS OF STOCKHOLDERS

         This combined proxy statement (the "Proxy Statement") is furnished in connection with a solicitation of proxies by the Board of each of The Dreyfus Third Century Fund, Inc. ("Dreyfus TCF") and The Dreyfus Socially Responsible Growth Fund, Inc. ("Dreyfus SRGF") (each, a "Fund" and, collectively, the "Funds") to be used at the Special Joint Meetings of Stockholders of the Funds to be held at the offices of The Dreyfus Corporation ("Dreyfus") at 200 Park Avenue, 7th Floor West, New York, New York at 10:00 a.m. on April 14, 1999 (the "Meetings") for the purposes set forth in the accompanying Notice of Special Joint Meetings of Stockholders. Stockholders of record at the close of business on February 3, 1999 (the "Record Date") are entitled to be present and to vote at the Meetings. Each Fund share is entitled to one vote. Stockholders can vote only on matters affecting the Fund(s) of which they are stockholders. This Proxy Statement is being used in order to reduce the preparation, printing and handling expenses that would result from the use of a separate proxy statement for each Fund. It is estimated that proxy materials will be mailed to stockholders of record on or about February 12, 1999. The principal executive offices of each Fund are located at 200 Park Avenue, New York, New York 10166.

         The proposal to be voted upon by stockholders of the Funds is as follows:

            STOCKHOLDERS OF EACH FUND VOTE SEPARATELY ON PROPOSAL 1.

         Proposal 1 - To approve a new sub-investment advisory agreement between Dreyfus and NCM Capital Management Group, Inc. ("NCM"), relating to each Fund, the terms of which are identical to the terms of the current sub-investment advisory agreement between Dreyfus and NCM, relating to each Fund, in all material respects. Stockholders of each Fund entitled to vote will vote separately on such proposal.

         Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. Unless instructions to the contrary are marked on the proxy card, the proxy will be voted in favor of the proposal. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or facsimile directed to the relevant Fund, which must indicate the stockholder's name and account number. To be effective, such revocation must be received prior to the Meetings. In addition, any stockholder who attends the Meetings in person may vote by ballot at the Meetings, thereby canceling any proxy previously given.

         With respect to Dreyfus TCF, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the Common Stock of the Fund issued and outstanding and entitled to vote at the Meetings. With respect to Dreyfus SRGF, a quorum is constituted by the presence in person or by proxy of the holders of one third of the Common Stock of the Fund issued and outstanding and entitled to vote at the Meetings. If a quorum is not present, or if a quorum is present but sufficient votes to approve any of the proposals are not received, with respect to either or both Funds, the persons named as proxies may propose one or more adjournments of the Meetings with respect to such Fund or Funds to permit further solicitation of proxies. In determining whether to adjourn the Meetings with respect to a Fund, the following factors may be considered: the nature of the proposals that presented to the Meetings, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority (greater than 50%) of those shares represented at the Meetings in person or by proxy. A stockholder vote may be taken for one or both of the Funds on the proposal in this Proxy Statement prior to any adjournment if sufficient votes have been received for approval. On January 28, 1999, there were 86,668,890.677 shares of Common Stock of Dreyfus TCF and 15,752,420.293 shares of Common Stock of Dreyfus SRGF outstanding and entitled to vote at the Meetings, respectively.


         PROPOSAL 1. APPROVAL OF A NEW SUB-INVESTMENT ADVISORY AGREEMENT
                 BETWEEN DREYFUS AND NCM, RELATING TO EACH FUND.

           STOCKHOLDERS OF EACH FUND VOTE SEPARATELY ON THIS PROPOSAL.

                                  INTRODUCTION

         NCM currently serves as sub-investment adviser for each Fund pursuant to an amended and restated sub-investment advisory agreement with each Fund's investment adviser, Dreyfus (the "Current Sub-Investment Advisory Agreement"). NCM is a subsidiary of Sloan Financial Group, Inc. ("Sloan Financial"). As discussed further below, pursuant to ongoing negotiations, the ownership interests in Sloan Financial are expected to be redistributed in two phases, the first of which was completed on December 14, 1998 (such redistribution is referred to herein as the "Transaction").

         Each Fund has been advised that the contemplated Transaction is anticipated to have no effect on NCM's investment management operations. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the Transaction may result in a change of control in NCM which would constitute an assignment of the Current Sub-Investment Advisory Agreements and thereby cause their automatic termination. The Board of each Fund has unanimously approved, and recommends that the stockholders approve, a new sub-investment advisory agreement between Dreyfus and NCM (the "New Sub-Investment Advisory Agreement") that is identical in all material respects to the Current Sub-Investment Advisory Agreement.

                  THE CURRENT SUB-INVESTMENT ADVISORY AGREEMENT

         Under each Fund's Current Sub-Investment Advisory Agreement, NCM provides investment advisory assistance and the day-to-day management of each Fund's portfolio, as well as investment research and statistical information for the Fund's benefit, subject to the supervision and approval of Dreyfus and the Fund's Board.

         With respect to Dreyfus TCF, as compensation for NCM's services under the Current Sub-Investment Advisory Agreement, Dreyfus pays NCM out of the fee of .75 of 1% of the Fund's average daily net assets it receives under its investment advisory agreement with Dreyfus TCF, and only to the extent thereof, a fee at an annual rate based on the value of the Fund's average daily net assets as follows:


                                                 ANNUAL FEE AS A PERCENTAGE OF
TOTAL ASSETS                                       AVERAGE DAILY NET ASSETS
-------------------------------------------    -------------------------------
0 up to $400 million                                        .10 of 1%
In excess of $400 million to $500 million                   .15 of 1%
In excess of $500 million to $750 million                   .20 of 1%
In excess of $750 million                                   .25 of 1%

         With respect to Dreyfus SRGF, as compensation for NCM's services under the Current Sub-Investment Advisory Agreement, Dreyfus pays NCM out of the fee of .75 of 1% of the Fund's average daily net assets it receives under its investment advisory agreement with Dreyfus SRGF, and only to the extent thereof, a fee at an annual rate based on the value of the Fund's average daily net assets as follows:


                                                 ANNUAL FEE AS A PERCENTAGE OF
TOTAL ASSETS                                       AVERAGE DAILY NET ASSETS
------------------------------------------    ---------------------------------
0 up to $32 million                                        .10 of 1%
In excess of $32 million to $150 million                   .15 of 1%
In excess of $150 million to $300 million                  .20 of 1%
In excess of $300 million                                  .25 of 1%

         Each Fund's Current Sub-Investment Advisory Agreement provides that absent willful misfeasance, bad faith, gross negligence, or reckless disregard, NCM shall not be subject to liability to Dreyfus or the Fund for any error in judgment or mistake of law, or for any loss suffered by Dreyfus or the Fund in connection with the matters to which the Current Sub-Investment Advisory Agreement relates. The Current Sub-Investment Advisory Agreement provides for automatic renewal for successive annual periods ending on August 31st of each year with respect to Dreyfus TCF, and on July 29th of each year with respect to Dreyfus SRGF, provided such continuance is specifically approved at least annually, as to each Fund, by (i) the Fund's Directors or (ii) vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to the Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Current Sub-Investment Advisory Agreement is terminable without penalty (i) by Dreyfus upon 60 days' notice to NCM, (ii) by the Fund's Board or by vote of the holders of a majority of the Fund's shares upon 60 days' notice to NCM, or (iii) by NCM upon not less than 90 days' notice to Dreyfus and the Fund. Furthermore, the Current Sub-Investment Advisory Agreement provides for automatic termination in the event of its assignment.

         Each Fund's Current Sub-Investment Advisory Agreement was executed on April 22, 1996, pursuant to shareholder approval. Each Fund's Board, including a majority of the "non-interested" Board members (as defined in the 1940 Act), most recently approved the continuance of the Current Sub-Investment Advisory Agreement on July 16, 1998 as part of its annual review.

                    THE NEW SUB-INVESTMENT ADVISORY AGREEMENT

         The terms and conditions of the New Sub-Investment Advisory Agreement are identical to the terms and conditions of the Current Sub-Investment Advisory Agreement in all material respects. If approved by shareholders, the New Sub-Investment Advisory Agreement will continue until August 31, 1999 with respect to Dreyfus TCF, and until July 29, 1999 with respect to Dreyfus SRGF, unless terminated earlier, and annually thereafter provided that its continuance is approved at least annually in the same manner as prescribed in the Current Sub-Investment Advisory Agreement.

         The description of the New Sub-Investment Advisory Agreement is qualified in its entirety by reference to the form of New Sub-Investment Advisory Agreement for both Funds, attached hereto as Exhibit A.

         For the fiscal year ended May 31, 1998, $1,166,450 in fees were paid by Dreyfus to NCM with respect to Dreyfus TCF under Dreyfus TCF's Current Sub-Investment Advisory Agreement. For the fiscal year ended December 31, 1997, $296,615 in fees were paid by Dreyfus to NCM with respect to Dreyfus SRGF under Dreyfus SRGF's Current Sub-Investment Advisory Agreement. Under the New Sub-Investment Advisory Agreement, NCM would have received the same fees from Dreyfus with respect to each Fund.

                       NCM CAPITAL MANAGEMENT GROUP, INC.

         NCM is an employee-owned subsidiary of Sloan Financial located at 103 West Main Street, 4th Floor, Durham, North Carolina 27705-3638. NCM is 60% co-owned by Maceo K. Sloan and Justin E. Beckett.

         In addition to the Funds, the following are the registered investment companies for which NCM provides investment advisory services as of December 31, 1998.


                                                                     Assets Under
Mutual Fund                                                          Management          Management Fees
Calvert Social Investment Fund, Balanced Portfolio                   $277,966,839            .25 of 1%
Calvert Variable Series, Inc., Social Balanced Portfolio             $185,591,139            .25 of 1%
Nationwide Separate Account Trust                                      $2,274,391            .25 of 1%


         It is anticipated that each of the directors and officers of NCM will hold the same position after consummation of the Transaction. The address of the directors and officers is 103 West Main Street, 4th Floor, Durham, North Carolina 27701. The directors and executive officers of NCM are listed below:

 Maceo K. Sloan, CFA, Chairman, President, Chief Executive Officer and Director. Justin F. Beckett, Executive Vice President and Director.
 Edith H. Noel, Senior Vice President, Corporate Secretary/Treasurer.
 Clifford D. Mpare, Executive Vice President, Co-Chief Investment Officer. Benjamin Blakney, Executive Vice President, Chief Operating Officer.
 Tammie F. Coley, Senior Vice President, Chief Financial Officer.
 Victoria A. Treadwell, Senior Vice President, Director of Client Services.

                            CHANGE IN CONTROL OF NCM

         Sloan Financial is the parent company of NCM. Sloan Financial, also headquartered at 103 West Main Street, 4th Floor, Durham, North Carolina 27705-3638, is the nation's largest minority-owned financial services firm. Currently, Sloan Financial contains two investment management subsidiaries, NCM and New Africa Advisers, Inc. Within its family of companies, Sloan Financial manages assets of approximately $4 billion, and the firm's client base includes a number of the nation's largest employee benefit, foundation, and endowment plans.

         In 1991, American Express Asset Management Group Inc. (formerly IDS Advisory Group), located at IDS Tower 10, Minneapolis, Minnesota 55440 ("American Express"), purchased a 40% interest in Sloan Financial. Pursuant to ongoing negotiations, Messrs. Sloan and Beckett plan to purchase American Express's 40% interest in Sloan Financial in two separate phases of the Transaction. Phase I, which was completed on December14, 1998, consisted of a 14.9% assignment of American Express's 40% interest to Messrs. Sloan and Beckett. This assignment increased Mr. Sloan's interest from 43% to 53.7%, and Mr. Beckett's interest from 17% to 21.2%, and decreased American Express's interest from 40% to 25.1%. The assignment in Phase I preserved American Express's position as a controlling person of Sloan Financial. In Phase II, American Express will sell its remaining 25.1% interest to Messrs. Sloan and Beckett, so that Mr. Sloan will hold a 72% interest and Mr. Beckett will hold a 28% interest in Sloan Financial.

         Since American Express will no longer have a controlling interest in Sloan Financial at the completion of Phase II, an assignment of the Current Sub-Investment Advisory Agreement with respect to each Fund may be deemed to have taken place, which would terminate such Agreements. Therefore, shareholder approval of the New Sub-Investment Advisory Agreement with respect to each Fund is required before the Transaction is finalized. Phase II is expected to be completed shortly following stockholder approval of the New SubInvestment Advisory Agreement with respect to each Fund.

                 REQUIRED VOTE AND BOARD MEMBERS' RECOMMENDATION

         The affirmative vote of a "majority of the outstanding voting securities" is required with respect to each Fund to approve the New Sub-Investment Advisory Agreement for such Fund. Under the 1940 Act, a vote of the "majority of the outstanding voting securities" shall mean the lesser of (i) 67% or more of the voting shares present at the Meetings if the holders of more than 50% of the outstanding voting shares are present in person or by proxy or
(ii) more than 50% of the outstanding voting shares of the Fund.

     If stockholders of both Funds approve the New Sub-Investment Advisory Agreements, such Agreements would become effective upon the completion of Phase II of the Transaction, which, it is currently contemplated, would occur shortly after the approval by both Funds' stockholders. It is currently contemplated that if stockholder approval is obtained only for Dreyfus TCF or only for Dreyfus SRGF, but is not obtained for the other Fund, Phase II of the Transaction will not be consummated, the New Sub-Investment Advisory Agreement will not take effect for either Fund, and the Current SubInvestment Advisory Agreement of each Fund will continue in full force and effect in accordance with its terms. If Phase II of the Transaction is not consummated for any other reason, the New Sub-Investment Advisory Agreement will not take effect for either Fund, and the Current Sub-Investment Advisory Agreement of each Fund will continue in full force and effect in accordance with its terms.

         Based on evaluation of the materials presented, the Boards determined that they were satisfied that services to be provided by NCM to the Funds would not be adversely affected by the proposed Transaction and that the Transaction would not impose an unfair burden on the Funds. The Boards also considered the overall fee structure and concluded that the aggregate fee is fair and reasonable to the Funds' stockholders. The fact that the terms of the Current Sub-Investment Advisory Agreement and the New Sub-Investment Advisory Agreement are identical in all material respects also impacted the Boards' determination.

         EACH  FUND'S  BOARD,  INCLUDING  THE  "NON-INTERESTED"  BOARD  MEMBERS,
UNANIMOUSLY APPROVED THE NEW SUB-INVESTMENT ADVISORY AGREEMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL.


                             ADDITIONAL INFORMATION

                               INVESTMENT ADVISER

         Dreyfus, located at 200 Park Avenue, New York, New York 10166, provides investment advisory services to each Fund under the terms of a separate investment advisory agreement with such Fund. As to each Fund, the investment advisory agreement was entered into on August 2, 1994 and last approved by its Board on July 16, 1998 and by its stockholders on August 2, 1994.

                                   DISTRIBUTOR

         Premier Mutual Fund Services, Inc. ("Premier"), located at 60 State Street, Boston, Massachusetts 02109, serves as each Fund's distributor. Premier is a subsidiary of the Boston Institutional Group, Inc. Each Fund sells its shares on a continuous basis through Premier, as agent. Premier is not obligated to sell a particular amount of shares.

                            OWNERSHIP OF FUND SHARES

         To the best knowledge of Dreyfus TCF, as of January 28, 1999, the name, address and share ownership of each person who owned beneficially or of record 5% or more of Dreyfus TCF's outstanding voting securities were:


                                                            Percentage of Shares
Name and Address of Owner                 Number of Shares       Outstanding
-------------------------                 ----------------       -----------
Nationwide Life Insurance Company           5,935,853.901           6.85%
fbo NACO Variable Account
P.O. Box 182029
Columbus, Ohio 43218-2029

Nationwide DC Variable Account              4,672,865.559           5.39%
P.O. Box 182029
Columbus, Ohio 43218-2029


         To the best knowledge of Dreyfus SRGF, as of January 28, 1999, the name, address and share ownership of each person who owned beneficially or of record 5% or more of Dreyfus SRGF's outstanding voting securities were:


                                                            Percentage of Shares
Name and Address of Owner                    Number of Shares    Outstanding
-------------------------                    ---------------     -----------
Nationwide Variable Account II                8,633,617.987       54.81%
P.O. Box 182029
Columbus, Ohio 43218-2029

Transamerica Occidental
Life Insurance Company                        1,971,416.303       12.52%
Separate Account VA-2L
P.O. Box 33849
Charlotte, North Carolina 28233-3849

Nationwide Life Insurance Company             1,349,190.699        8.57%
NWVA-9
P.O. Box 182029
Columbus, Ohio 43218-2029

Nationwide Multi-Flex (NBA)                  1,269,599.420         8.06%
P.O. Box 182029
Columbus, Ohio 43218-2029


         As of January 28, 1999, the percentage of shares beneficially owned by all Board members and officers as a group did not exceed one percent of each Fund's shares outstanding.

                                  OTHER MATTERS

         If a proxy, which is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of a Fund on a particular matter with respect to which the broker or nominee does not have discretionary power), the Fund's shares represented thereby will be considered not to be present at the Meetings for purposes of determining the existence of a quorum for the transaction of business and be deemed not cast with respect to the proposal. Also, a properly executed and returned proxy marked with an abstention will be considered present at the Meetings for the purposes of determining the existence of a quorum for the transaction of business. However, abstentions and broker "non-votes" do not constitute a vote "for" or "against" the matter, but have the effect of a negative vote on the matter which requires approval by the requisite percentage of the outstanding shares.

         In accordance with current law, Dreyfus SRGF anticipates that a Participating Insurance Company issuing a variable annuity contract or variable life insurance policy that participates in Dreyfus SRGF will request voting instructions from policy holders and will vote shares in proportion to the voting instructions received. For further information on voting rights, see the prospectus for the variable annuity contract or variable life insurance policy for the information pertaining to voting.

         Each Fund's Board is not aware of any other matters which may come before the Meetings. However, should any such matters with respect to one or both Funds properly come before the Meetings, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

         NCM will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and NCM may pay persons holding shares of a Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Aggregate solicitation fees are estimated to be $75,000.

         Unless otherwise required under the 1940 Act, ordinarily it will not be necessary for a Fund to hold annual meetings of stockholders. As a result, a Fund's stockholders will not consider each year the election of Board members or the appointment of auditors. However, a Fund's Board will call a meeting of its stockholders for the purpose of electing Board members if, at any time, less than a majority of the Board members then holding office have been elected by stockholders. Under each Fund's by-laws, the Board members are required to call a meeting of stockholders for the purpose of voting upon the question of removal of any such Board members when requested in writing to do so by the stockholders of record of not less than 10% of such Fund's outstanding shares. Stockholders wishing to submit proposals for inclusion in a Fund's proxy statement for a subsequent stockholder meeting should send their written submissions to the principal executive offices of the Funds at 200 Park Avenue, New York, New York 10166, Attention: General Counsel.

                       NOTICE TO BANKS, BROKER/DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

         Please advise the appropriate Fund by calling 1-800-645-6561 whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

Dated:  February 4, 1999

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETINGS IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

         THE FUNDS WILL FURNISH, WITHOUT CHARGE, COPIES OF EACH FUND'S CURRENT ANNUAL AND SEMI-ANNUAL REPORTS TO STOCKHOLDERS, TO ANY STOCKHOLDER UPON REQUEST. THE FUNDS' ANNUAL AND SEMI-ANNUAL REPORTS TO STOCKHOLDERS MAY BE OBTAINED FROM THE FUNDS BY WRITING TO THE FUNDS AT 144 GLENN CURTISS BOULEVARD, UNIONDALE, NEW YORK 11556-0144 OR BY CALLING 1-800-645-6561.

                                    EXHIBIT A

                  FORM OF NEW SUB-INVESTMENT ADVISORY AGREEMENT

                             THE DREYFUS CORPORATION
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                                     , 1999


NCM Capital Management Group, Inc.
103 West Main Street, 4th Floor
Durham, North Carolina 27701-3638

Dear Sirs:

         As you are aware, */ , a Maryland corporation (the "Fund"), desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its Articles of Incorporation and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board of Directors. The Fund intends to employ The Dreyfus Corporation (the "Adviser") to act as its investment adviser pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you. The Adviser desires to employ you to act as the Fund's sub-investment adviser.

         In this connection, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may include persons employed by you who also act as officers of the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on either the Fund's or Adviser's behalf in any such respect.

         Subject to the supervision and approval of the Adviser, you will provide investment management of the Fund's portfolio in accordance with the Fund's investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. You will furnish to the Adviser or the Fund such statistical information, with respect to the investments which the Fund may hold or contemplate purchasing, as the Adviser or the Fund may reasonably request. The Fund and the Adviser wish to be informed of important developments materially affecting the Fund's portfolio and shall expect you, on your own initiative, to furnish to the Fund or the Adviser from time to time such information as you may believe appropriate for this purpose.

         You shall exercise your best judgment in rendering the services to be provided hereunder, and the Adviser agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Fund or the Fund's security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

--------
*/ Insert as appropriate The Dreyfus Third Century Fund, Inc. or The Dreyfus Socially Responsible Growth Fund, Inc.

         In consideration of services rendered pursuant to this Agreement, the Adviser will pay you, on the first business day of each month, out of the management fee it receives and only to the extent thereof, a fee calculated daily and paid monthly based on the Fund's average daily net assets for the preceding month as follows:

         With respect to The Dreyfus Third Century Fund, Inc.,


                                                    ANNUAL FEE AS A
                                                PERCENTAGE OF AVERAGE
       TOTAL ASSETS                                DAILY NET ASSETS
-----------------------------------      ------------------------------------
0 to $400 million                                      .10 of 1%
In excess of $400 to $500 million                      .15 of 1%
In excess of $500 to $750 million                      .20 of 1%
In excess of $750 million                              .25 of 1%


         With respect to The Dreyfus Socially Responsible Growth Fund, Inc.,


                                                 ANNUAL FEE AS A
                                             PERCENTAGE OF AVERAGE
      TOTAL ASSETS                              DAILY NET ASSETS
----------------------------------      -------------------------------
0 to $32 million                                   .10 of 1%
In excess of $32 to $150 million                   .15 of 1%
In excess of $150 to $300 million                  .20 of 1%
In excess of $300 million                          .25 of 1%


         Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. The fee for the period from the date following the commencement of sales of the Fund's shares (after any sales are made to the Adviser) to the end of the month during which such sales shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of the date of termination of this Agreement.

         For the purpose of determining fees payable to you, the value of the Fund's net assets shall be computed in the manner specified in the Fund's Articles of Incorporation for the computation of the value of the Fund's net assets.

         You will bear all expenses in connection with the performance of your services under this Agreement. The Adviser and the Fund have agreed that all other expenses to be incurred in the operation of the Fund (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by the Adviser or you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions on securities sold short, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of stockholders' reports and meetings, costs of preparing, printing and distributing certain prospectuses and statements of additional information, and any extraordinary expenses.

         If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to the Fund's Management Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed 1 1/2% of the average value of the Fund's net assets for the fiscal year, the Adviser may deduct from the fees to be paid hereunder, or you will bear such excess expense on a pro-rata basis with the Adviser, in the proportion that the sub-advisory fee payable to you pursuant to this Agreement bears to the fee payable to the Adviser pursuant to the Management Agreement, to the extent required by state law. Your obligation pursuant hereto will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.

         The Adviser understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Adviser has no objection to your so acting, provided that when purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund. Notwithstanding the above, you agree that you will not act as an investment adviser or sub-adviser for any other registered investment company having socially responsible investment policies, except those investment companies under your management as of December 31, 1995, without the prior written consent of the Fund and the Adviser.

         In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee or agent or one under your control or direction even though paid by you.

     This Agreement shall continue until */ , 1999 and thereafter shall continue automatically for successive annual periods ending on */ of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) a vote of a majority (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty (i) by the Adviser upon 60 days' notice to you, (ii) by the Fund's Board of Directors or by vote of the holders of a majority of the Fund's shares upon 60 days' notice to you, or (iii) by you upon not less than 90 days' notice to the Fund and the Adviser. This Agreement also will terminate automatically in the event of its assignment (as defined in said Act). In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

--------
*/ Insert as appropriate August 31 and July 29 for The Dreyfus Third Century Fund, Inc. and The Dreyfus Socially Responsible Growth Fund, Inc., respectively.

         If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                                     Very truly yours,

                                                     THE DREYFUS CORPORATION

                                                     By:


Accepted:

NCM CAPITAL MANAGEMENT GROUP, INC.

By:

               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

                SPECIAL MEETING OF STOCKHOLDERS - APRIL 14, 1999

The undersigned stockholder of The Dreyfus Socially Responsible Growth Fund, Inc. (the "Fund") hereby appoints Steven F. Newman and Jeff S. Prusnofsky, and each of them, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all of the shares of Common Stock of the Fund that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Fund to be held at the offices of The Dreyfus Corporation at 200 Park Avenue, 7th Floor West, New York, New York 10166 at 10:00 a.m. on April 14, 1999 and at any adjournment(s) thereof. The undersigned hereby acknowledges receipt of the Notice of Special Joint Meetings of Stockholders and Combined Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. The undersigned hereby revokes any proxy previously given.

THE PROXY IS SOLICITED BY THE FUND'S BOARD OF DIRECTORS.

                    PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.

                    Date:

                    Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.




                    -------------------------------------------------------
                            Signature(s), Title(s) if applicable
                    -------------------------------------------------------

No matter how many shares you own, your vote is important. It is important that you vote NOW in order to avoid the unnecessary expenses of another solicitation of proxies. Please sign, date and mail your proxy card in the return envelope provided.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

THE FUND'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.



1. To approve a new sub-investment advisory agreement between The Dreyfus Corporation ("Dreyfus") FOR AGAINST ABSTAIN NCM Capital Management Group, Inc. ("NCM"), relating to The Dreyfus Socially Responsible Growth ound, o
       o Inc. (the "Fund"), the terms of which are identical to the terms of the current sub-investment advisory agreement between Dreyfus and NCM, relating to the Fund, in all material respects. In their discretion, the proxies are, and each of them is, authorized to vote upon any other business that may properly come before the Meeting or any adjournment(s) thereof, including any adjournment(s) necessary to obtain the requisite quorum or "FOR" approval.




                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY